Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 30, 2021 relating to the financial statements of Meiwu Technology Company Limited appearing in the Annual Report on Form 20-F of Meiwu Technology Company Limited for the year ended December 31, 2020.

We also consent to the reference of our firm under the caption “Experts” in such Registration Statement.

Very truly yours,

/s/ Audit Alliance LLP

March 2, 2022